Exhibit 10.12

April 13, 2011

Green Solutions China, inc.
Room 3601. the Centre, Queen's Road no. 99
Central, Hong Kong

Re: Resignation Letter

Gentlemen:

This letter shall serve as notice that as of the date hereof, I hereby resin as the Chief Executive Officer of Green Solutions China, Inc. (the "Corporation") and from all offices that I hold effective immediately. My resignation is not the result of any disagreement with the Corporation on any matter relating to its operation, policies (including accounting or financial policies) or practices.

Sincerely,

/s/ Chi Yip Tai
Chi Yip Tai